Exhibit 99.1

M/I Homes Reports
Second Quarter Results

Columbus, Ohio (July 31, 2007) - M/I Homes, Inc. (NYSE:MHO) announced results for the second quarter and six months ended June 30, 2007.

The Company reported a net loss of $42.6 million and a loss per common share of $3.05 in 2007’s second quarter, compared to net income of $18.3 million and diluted earnings per share of $1.29 in last year’s second quarter.  Included in the Company’s 2007 second quarter loss are pre-tax charges totaling $72.1 million as follows: (i) land-related impairment and abandonment charges of $64.2 million; (ii) joint venture investment write-offs of $2.7 million; and (iii) $5.2 million for the write-off of acquisition intangibles.  Exclusive of the $3.20 per share impact of these charges, the Company would have earned $0.15 per common share in the quarter.  The Company reported a net loss of $40.4 million for the first half of 2007, or $2.89 per common share, compared to net income of $34.7 million, or diluted earnings per share of $2.43 in the same period a year ago.

The Company delivered 755 homes in the second quarter compared to 987 in same period of 2006, down 24%.  Homes delivered for the six-months ended June 30, 2007 decreased 20% to 1,459 from 1,819 in 2006.  New contracts for 2007’s second quarter were 688, down 10% from 2006’s second quarter of 764.  For the first six-months, 2007’s new contracts declined 14% to 1,630 from 1,901 in 2006.  The Company had 161 active communities at June 30, 2007 compared to 165 at June 30, 2006.  The sales value of backlog of homes at June 30, 2007 was $554 million with backlog units of 1,694 and an average sales price of $327,000.  The backlog of homes at June 30, 2006 had a sales value of $1.025 billion with backlog units of 2,889 and an average sales price of $355,000.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “As I mentioned earlier this month in our units release, we continue to face challenging conditions in most of our markets.  Increasing inventory of new and existing homes, credit tightening and weakening consumer sentiment have led to further price competition and margin compression.  Notwithstanding these conditions, our business, excluding impairments and write-offs, produced gross margins of 22% and net income of approximately $7 million in the first half of 2007.  We also reduced our owned lot count from 2006’s year-end by 9%.  We continue to employ a predominantly defensive operating strategy to manage through this downturn.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. EDT.  To hear the call, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.”  The call, along with any applicable reconciliation of non-GAAP financial measures, will continue to be available on our website through July 31, 2008.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered nearly 70,000 homes.  The Company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.   The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa, Orlando and West Palm Beach, Florida; Charlotte and Raleigh, North Carolina; Delaware; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Senior Vice President and Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President and Corporate Controller, (614) 418-8225
investorrelations@mihomes.com

M/I Homes, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2007	2006	2007	2006

Revenue	$235,647	$311,794	$460,106	$570,849

Net (loss) income	$ (40,179)	$ 18,281	$ (37,949)	$ 34,659

Net (loss) income available to
common shareholders	$ (42,617)	$ 18,281	$ (40,387)	$ 34,659

Earnings per share
Basic	$ (3.05)	$ 1.31	$ (2.89)	$ 2.47
Diluted	$ (3.05)	$ 1.29	$ (2.89)	$ 2.43

Weighted average shares outstanding
Basic	13,975	13,973	13,959	14,042
Diluted	13,975	14,174	13,959	14,247

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenue	$235,647	$311,794	$460,106	$570,849
Gross margin	(15,514)	85,986	32,079	156,675
General and administrative expense	27,074	29,358	48,838	49,557
Selling expense	19,622	22,952	37,601	43,865
Operating income	(62,210)	33,676	(54,360)	63,253
Interest expense	3,015	4,191	7,266	7,352
(Loss) income before income taxes	(65,225)	29,485	(61,626)	55,901
Income tax (benefit) provision	(25,046)	11,204	(23,677)	21,242
Net (loss) income	(40,179)	18,281	(37,949)	34,659
Preferred stock dividend	2,438	-	2,438	-
Net (loss) income available to
common shareholders	$ (42,617)	$ 18,281	$ (40,387)	$ 34,659

Revenue:
Housing revenue	$227,161	$301,869	$441,118	$549,859
Land revenue	4,703	2,772	9,069	4,422
Other	(1,012)	1,110	(228)	4,797
Total homebuilding revenue	230,852	305,751	449,959	559,078

Financial services revenue	4,795	7,139	10,147	14,126
Eliminations	-	(1,096)	-	(2,355)
Total revenue	$235,647	$ 311,794	$460,106	$570,849

Additional Information:
Average closing price	$ 301	$ 306	$ 303	$ 302
Housing gross margin percentage	(7.9)%	25.8%	5.2%	25.6%
Land gross margin percentage	(44.0)%	35.5%	(12.4)%	25.7%
Land gross margin dollars	$ (2,068)	$ 983	$ (1,126)	$ 1,136

Financial services pre-tax income	$ 2,188	$ 4,253	$ 4,838	$ 8,320

Land, Lot and Investment in
Unconsolidated Subsidiaries
Impairment by Region:
Midwest	$ 7,129	$ -	$ 6,889	$ -
Florida	32,318	-	32,625	-
Mid-Atlantic	26,613	-	27,691	-
Total Impairment	$ 66,060	$ -	$ 67,205	$ -

Abandonments by Region:
Midwest	$ -	$ 226	$ 22	$ 246
Florida	825	1,354	1,828	1,466
Mid-Atlantic	16	229	46	238
Total Abandonments	$ 841	$ 1,809	$ 1,896	$ 1,950

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

EBITDA (1)	$15,859	$ 37,804	$ 31,899	$ 70,913
Interest incurred – net of fee
amortization	$ 8,522	$ 11,134	$ 18,224	$ 20,389
Interest amortized to cost of sales	$ 3,640	$ 1,081	$ 7,036	$ 1,938
Depreciation and amortization	$ 1,943	$ 1,589	$ 3,868	$ 3,134
Non-cash charges	$72,850	$ 2,243	$ 76,026	$ 3,293

Cash provided by (used in) operating
activities	$ 9,241	$(39,875)	$ 62,437	$(137,280)
Cash used in investing activities	$ (3,969)	$(3,573)	$ (6,203)	$ (11,968)
Cash provided by (used in) financing
activities	$ (7,159)	$33,876	$ (65,402)	$ 124,874

Units:
New contracts	688	764	1,630	1,901
Homes delivered	755	987	1,459	1,819

 (1) Earnings before interest, taxes, depreciation and amortization ("EBITDA") is defined, in accordance with our credit facility, as net income, plus interest expense (including interest amortized to land and housing costs), income taxes, depreciation, amortization and non-cash charges, minus interest income.

	June 30,
	2007	2006
Backlog:
Units	1,694	2,889
Aggregate sales value (million)	$ 554,000	$1,025,000
Average sales price	$ 327	$ 355

	June 30,
	2007	2006
Balance Sheet and Operating Data:
Unrestricted cash/cash held in escrow	$ 16,013	$ 17,554

Homebuilding inventory:
Lots, land and land development costs	$ 643,016	$ 862,396
Land held for sale	55,095	-
Homes under construction	383,490	410,544
Land purchase deposit	5,139	10,987
Other	41,623	16,842
Total homebuilding inventory	$1,128,363	$1,300,769

Total assets	$1,359,523	$1,475,102
Homebuilding debt	$ 470,610	$ 652,584
Shareholders’ equity	$ 675,617	$ 610,976
Total book value per share	$ 48.10	$ 43.98
Book value per common share	$ 40.98	$ 43.98
Homebuilding net debt/capital ratio	40%	50%

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	Land Position Summary

	June 30, 2007			June 30, 2006

	Lots	Lots Under		Lots	Lots Under
	Owned	Contract	Total	Owned	Contract	Total

Midwest Region	6,820	504	7,324	8,175	3,262	11,437

Florida Region	8,390	351	8,741	8,992	1,644	10,636

Mid-Atlantic Region	2,413	1,163	3,576	3,180	1,704	4,884

Total	17,623	2,018	19,641	20,347	6,610	26,957